UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2021
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W.,
Houston, TX 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, Flotek Industries, Inc. (the “Company”) entered into new employment agreements with Michael Borton, the Company’s Chief Financial Officer, and TengBeng Koid, the Company’s President, Data Analytics, as described below. The new employment agreements were entered into in order to bring Mr. Borton and Mr. Koid’s employment arrangements in line with other similarly-situated executives of the Company, and did not change the base salary for either Mr. Borton or Mr. Koid.

Mr. Borton’s Employment Agreement

Pursuant to the employment agreement with Mr. Borton, (the “Borton Agreement”), Mr. Borton will continue to serve as the Company’s Chief Financial Officer. Under the Borton Agreement, Mr. Borton will earn an annual base salary of $340,000, will be eligible to participate in the Company’s long-term incentive plans, and is eligible for an annual bonus with a target of 100% of base salary. If the Borton Agreement is terminated by the Company without “Cause” or is terminated by Mr. Borton for “Good Reason” (in each case as defined in the Borton Agreement), upon execution of an acceptable separation and release agreement, the Company will pay to Mr. Borton (a) severance equal to Mr. Borton’s base salary (payable over 12 months), (b) a pro-rata portion of Mr. Borton’s annual bonus for the year of termination, based on actual performance and paid at the usual time, (c) any earned but unpaid annual bonus for the prior calendar year, and (d) the COBRA premiums necessary to continue Mr. Borton and his covered dependents’ health insurance coverage in effect for a period of 18 months. In addition, if such termination occurs within 18 months following a “Change of Control” (as defined in the Borton Agreement), all unvested equity awards that have been granted to Mr. Borton under any incentive plan will become fully vested.

The foregoing description of the Borton Agreement is qualified in its entirety by reference to the full text of the Borton Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Koid’s Employment Agreement

Pursuant to the employment agreement with Mr. Koid, (the “Koid Agreement”), Mr. Koid will serve as the Company’s President, Data Analytics. Under the Koid Agreement, Mr. Koid will earn an annual base salary of $350,000, will be eligible to participate in the Company’s long-term incentive plans, and is eligible for an annual bonus with a target of 100% of base salary. If the Koid Agreement is terminated by the Company without “Cause” or is terminated by Mr. Koid for “Good Reason” (in each case as defined in the Koid Agreement), upon execution of an acceptable separation and release agreement, the Company will pay to Mr. Koid (a) severance equal to Mr. Koid’s base salary (payable over 12 months), (b) a pro-rata portion of Mr. Koid’s annual bonus for the year of termination, based on actual performance and paid at the usual time, (c) any earned but unpaid annual bonus for the prior calendar year, and (d) the difference between the amount Mr. Koid pays for COBRA premiums and the amount similarly situated employees of the Company would pay for such coverage for a period of 12 months. In addition, if such termination occurs within 18 months following a “Change of Control” (as defined in the Koid Agreement), all unvested equity awards that have been granted to Mr. Koid under any incentive plan will become fully vested.

The foregoing description of the Koid Agreement is qualified in its entirety by reference to the full text of the Koid Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Flotek Industries, Inc. and Michael Borton dated October 15, 2021.
10.2	Employment Agreement between Flotek Industries, Inc. and TengBeng Koid dated October 15, 2021.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: October 20, 2021	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer